                                                   ABC, INC. SAVINGS & INVESTMENT
                                                                PLAN

                                                   REPORT ON FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    INDEX TO FINANCIAL STATEMENTS

                                                     DECEMBER 31, 2003 AND 2002

                                                                                                                       Page
Report of Independent Registered Public Accounting Firm                                                                 F-2

Financial Statements:
     Statements of Net Assets Available for Benefits as of December 31, 2003 and 2002                                   F-3

     Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2003                     F-4

     Notes to Financial Statements                                                                                      F-5

Additional Information (included pursuant to Department of Labor Rules and Regulations):

     Schedule H, line 4i - Schedule of Assets (Held at End of Year)
       For the year ended December 31, 2003                                                                            F-12

     Schedule H, line 4a - Schedule of Delinquent Participant Contributions
       For the year ended December 31, 2003                                                                            F-13

Other schedules required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are either not applicable or have been filed directly with the Department of Labor as part of the Master Trust filing.

                                                         F-1

                               Report of Independent Registered Public Accounting Firm

To the Participants and Plan Administrator of the ABC, Inc. Savings & Investment Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the ABC, Inc. Savings & Investment Plan (the "Plan") at December 31, 2003 and 2002, and the changes in net assets available for benefits for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.  We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight
Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole.
The supplemental schedules of Assets (Held at End of Year) and Delinquent Participant Contributions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure
under the Employee Retirement Income Security Act of 1974. The supplemental schedules are the responsibility of the
Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP
Los Angeles, California
June 25, 2004

                                                                 F-2

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                           STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                                   December 31,
                                                                                         ------------------------------------
                                                                                              2003                 2002
                                                                                         ---------------      ---------------

Assets
  Investments in Master Trust:
    At fair value:
      The Walt Disney Company Common Stock Fund*                                       $        325,615     $        232,666
      Shares of registered investment companies:
        Fidelity Retirement Money Market Portfolio Fund*                                        168,610              179,581
        Fidelity Asset Manager Fund*                                                             69,505               60,575
        Fidelity Growth & Income Portfolio Fund*                                                132,405              115,848
        Fidelity Magellan Fund*                                                                 133,654              108,964
        PIMCO Total Return Fund                                                                  37,022               28,994
        Putnam New Opportunities Fund                                                                 -                5,045
        Sequoia Fund*                                                                           144,639              120,269
        MAS Small Cap Value Portfolio-Adviser Class                                              10,061                5,166
        Fidelity Diversified International Fund                                                  13,271                5,701
        Fidelity US Equity Index Pool                                                             9,285                5,037
        Calamos Growth A                                                                          6,308                    -
        Ariel Appreciation Fund                                                                  12,704                3,056
  Participant loans                                                                              10,494               10,353
                                                                                         ---------------      ---------------

       Total investments                                                                      1,073,573              881,255
                                                                                         ---------------      ---------------

  Receivables:
    Participant contributions                                                                       539                  727
    Employer contributions                                                                        1,087                  825
    Interest and dividend income                                                                  2,916                   26
                                                                                         ---------------      ---------------
      Total receivables                                                                           4,542                1,578
                                                                                         ---------------      ---------------

  Net assets available for benefits                                                    $      1,078,115     $        882,833
                                                                                         ===============      ===============

*  Investment balance represents 5% or more of the Plan's net assets available for benefits.

                      The accompanying notes are an integral part of these financial statements.

                                                                 F-3

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                           (In thousands)

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Additions to net assets attributed to:

  Investment income:
    Dividends                                                                          $                     13,981
    Interest                                                                                                    661
    Net appreciation in fair value of investments (Note 3)                                                  183,267
                                                                                         ---------------------------

                                                                                                            197,909
                                                                                         ---------------------------
  Contributions:
    Participant                                                                                              43,623
    Employer                                                                                                 12,205
                                                                                         ---------------------------

                                                                                                             55,828
                                                                                         ---------------------------

  Total additions                                                                                           253,737
                                                                                         ---------------------------

Deductions from net assets attributed to:

  Benefits paid to participants                                                                              58,375
  Administrative expenses (Note 5)                                                                               80
                                                                                         ---------------------------

  Total deductions                                                                                           58,455
                                                                                         ---------------------------

Net increase                                                                                                195,282

Net assets available for benefits:
  Beginning of year                                                                                         882,833
                                                                                         ---------------------------

  End of year                                                                          $                  1,078,115
                                                                                         ===========================

                             The accompanying notes are an integral part of these financial statements.

                                                                 F-4

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS

                                                   (Tabular dollars in thousands)

1.  Description of the Plan

General
The ABC, Inc. Savings & Investment Plan (the "Plan") is a defined contribution plan designed to provide participating employees the opportunity to accumulate retirement funds through a tax-deferred contribution arrangement pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code").  In addition to the Code, the Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"),
as amended. This Plan is also an Employee Stock Ownership Plan (ESOP) that provides employees the opportunity to participate in the performance, both positive and negative, of The Walt Disney Company common stock. The following description of the Plan provides only general information. Participants should refer to the Plan Document for a complete description of the Plan's provisions.

Administration of the Plan
On February 9, 1996, The Walt Disney Company acquired ABC, Inc. (the "Company") (previously called "Capital
Cities/ABC, Inc.").  The Company has appointed the Employee Benefits Committee (the "Committee" or "Plan
Administrator") to administer the Plan, interpret its provisions and resolve all issues arising in the administration of the Plan.

The Company has appointed the Investment and Administrative Committee of The Walt Disney Company Sponsored Qualified
Benefit Plans and Key Employee Deferred Compensation and Retirement Plans as the investment committee under the
Plan.  The assets of the Plan are administered under a trust agreement between the Company and Fidelity Management
Trust Company ("Fidelity" or the "Trustee").  Pursuant to the trust agreement, Fidelity executes most of the day-to-day activities of trust administration.

Administrative expenses of the Plan may be paid from the assets of the Plan unless the Company, at its discretion, pays such expenses.  Investment expenses incurred by the investment funds are charged to the respective funds.

Participation
Participation in the Plan is available to eligible domestic employees of the Company and its subsidiaries participating in the Plan.  Eligible employees must have completed one year of service.

The Plan accepts direct cash rollovers from other qualified plans or conduit IRAs regardless of whether the employee has met the eligibility service requirement.

                                                                 F-5

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Contributions
Participants are permitted to contribute in whole percentages, up to 20 percent of their base compensation (plus commissions and sales bonuses) on a pre-tax basis through payroll deductions.  A participant's total pre-tax contributions and the Company's matching contributions, in any Plan year, cannot exceed the limits provided under
Section 415 of the Code.

Effective January 1, 2002, the Plan ceased to accept voluntary post-tax contributions.  Post-tax contributions made prior to January 1, 2002 may remain in the Plan and continue to share in the Plan's investment results on a tax-deferred basis.  The principal amount of such post-tax contributions are recovered tax-free when withdrawn or distributed.

The Company currently contributes a matching amount equal to 50 percent of pre-tax contributions up to the first 4 percent of compensation. The Company may change the level of matching contributions or cease making matching contributions. The Company's matching contributions are invested exclusively in The Walt Disney Company common stock. Participants of the Plan may transfer all or any portion of their accumulated Company matching contributions into any of the available Plan investment funds, or any combination of funds, at any time.

Income earned on participant and Company contributions to the Plan is not taxable for federal or state income tax purposes until withdrawn from the Plan.

Vesting
Participants are fully vested immediately in all contributions including the Company's matching contributions made to the Plan and all earnings thereon.

Investments
Participants may direct the investment of their contributions in any one or more of the investment funds established for the Plan.  Participants may elect to change the investment of their contributions or to transfer all or part of their account balances among the various investment funds in increments of 1 percent.

Benefits, Distributions and Withdrawals
A participant's entire account balance, adjusted for investment gains or losses, is available for immediate distribution upon termination of employment. Participant account balances under $5,000 are automatically distributed within 60 days following the participant's severance date or as

                                                                 F-6

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

1.  Description of the Plan (continued)

Benefits, Distributions and Withdrawals (continued)
soon as possible, thereafter, unless the participant elects to rollover the distribution into an IRA or another qualified plan.  If no election is made, the account balance will be distributed to the participant less 20 percent for federal tax withholding.  Participants with account balances of $5,000 or more may elect a distribution at any time following termination of employment, except all amounts are to be distributed in accordance with the minimum required distribution provisions of the Code.

Under Section 401(k) of the Code, in-service withdrawals, up to 100% of the participant's account, are available upon age 59½. Hardship withdrawals are limited to the amounts necessary to satisfy a financial hardship and will be made if the Committee determines that the reason for the hardship complies with applicable requirements under the
Code and the Plan.  A participant may withdraw his or her post-tax contributions at any time.  The minimum amount of withdrawal is $250.

Loans
Participants are permitted to borrow from their accounts subject to certain limitations and conditions established to comply with the current requirements of the Code.  All loans made to participants are secured by their accounts with a right of off-set. Participants may borrow up to 50 percent of their vested account balance not to exceed
$50,000 in any consecutive twelve-month period.  The minimum amount of each loan is $1,000, and a participant may only have one loan outstanding.

Loans may have a term of up to four years.  However, the term can be extended to ten years if the loan is used to acquire or construct a principal residence of the participant.  The interest rate on loans is currently the Bank of
America prime rate plus 1 percent.

Plan Amendment or Termination
The Company reserves the right to amend or modify the provisions of the Plan at any time and from time to time.
Although the Company expects to continue the Plan indefinitely, the Board of Directors of the Company may terminate the Plan for any reason.  If the Plan is terminated, each participant will receive, as prescribed by ERISA and its related regulations, and in the form and manner determined by the Committee, a payment equal to the value of the participant's vested account balance at the time of liquidation.

2.  Summary of Significant Accounting Policies

Basis of Accounting
The financial statements of the Plan are prepared using the accrual basis of accounting.

                                                                 F-7

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

2.  Summary of Significant Accounting Policies (continued)

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United
States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures. Actual results could differ from those estimates.

Risks and Uncertainties
The Plan provides for various investment options in mutual funds and other securities.  Investment securities are exposed to various risks, such as interest rate, market and credit risks.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in risks in the near term would materially affect participants' account balances, the amounts reported in the Statements of Net Assets Available for
Benefits and the amounts reported in the Statement of Changes in Net Assets Available for Benefits.

Investment Valuation and Income Recognition
Investments in securities traded on national security exchanges are valued on the basis of the closing price on the last trading day of the year. Investments in commingled funds are valued at the redemption prices established by the
Trustee, which are based on the underlying market value of the fund assets. Participant loans are valued at cost which approximates fair value. Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

Net Appreciation/Depreciation in Fair Value of Investments
The net appreciation or depreciation in the fair value of investments recorded  in the Statement of Changes in Net
Assets Available for Benefits consists of realized gains (losses) on sales and unrealized appreciation
(depreciation) on investments.

Payment of Benefits
Benefits are recorded when paid.

3.  Investments

During 2003, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated in value as follows:

     The Walt Disney Company Common Stock Fund        $    98,540
     Shares of registered investment companies             84,727
                                                       -----------
                                                      $   183,267
                                                       ===========

                                                                 F-8

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

4.  Income Taxes

The Company received an Internal Revenue Service determination letter dated March 28, 1996, stating that the Plan qualifies under Section 401(a) of the Code and is therefore exempt from Federal income tax under Section 501(a) of the Code. The Plan has subsequently been amended and the Company has filed for an updated determination letter. The
Company believes that the Plan still qualifies under Section 401(a) of the Code. Since the Plan is qualified under
Section 401(a) of the Code, under applicable state law it is also exempt from state income taxes. The Plan
Administrator and the Plan's counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Code. Accordingly, no provision for income taxes is made in the accompanying financial statements.

5.  Related Party Transactions

Certain Plan investments are shares of mutual funds managed by Fidelity.  Fidelity is the trustee as defined by the
Plan, and therefore, these transactions qualify the Trustee as a party-in-interest for which a statutory exemption exists. Fees paid by the Plan to the Trustee amounted to $79,873 for the year ended December 31, 2003. The Company also qualifies as a party-in-interest and absorbs certain administrative expenses of the Plan. The Company paid
$6,197 of administrative expenses on behalf of the Plan for the year ended December 31, 2003. Such transactions with the Company qualify for a statutory exemption.

6.  Reconciliation of Financial Statements to Form 5500

The following is a reconciliation of net assets available for benefits according to the financial statements to Form
5500:

                                                                                                   December 31,
                                                                                        -------------------------------------
                                                                                             2003                 2002
                                                                                        ----------------     ----------------
Net assets available for benefits per the financial statements                        $      1,078,115     $        882,833
Amounts allocated to withdrawing participants                                                     (557)                (344)
                                                                                        ----------------     ----------------
Net assets available for benefits per Form 5500                                       $      1,077,558     $        882,489
                                                                                        ================     ================

                                                                 F-9

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

6.  Reconciliation of Financial Statements to Form 5500 (continued)

The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Benefits paid to participants per the financial statements                             $                    58,375
Add: Amounts allocated to withdrawing participants at December 31, 2003                                        557
Less:  Amounts allocated to withdrawing participants at December 31, 2002                                     (344)
                                                                                         ---------------------------
Benefits paid to participants per Form 5500                                            $                    58,588
                                                                                         ===========================

Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, 2003 but not yet paid as of that date.

7.  Investment in Disney 401(k) Master Trust

The Plan's investments are held in the Disney 401(k) Master Trust (the "Master Trust"), which also includes the assets of the Disney Salaried Savings and Investment Plan, the Go.com Savings and Investment Plan, and the Disney
Hourly Savings and Investment Plan, all of which are defined contribution plans sponsored by the Company or one of its affiliated companies. Each participating plan has a specific interest in the Master Trust. Assets of the Master
Trust are allocated to the participating plans according to the investment elections of participants within each plan. The Plan's interest in the net assets of the Master Trust was approximately 54% and 57% at December 31, 2003 and 2002, respectively. Investment income of the Master Trust for the year ended December 31, 2003 was allocated based upon each Plan's interest within each of the investment funds held by the Master Trust.

Investments held by the Master Trust are as follows:

                                                                                                   December 31,
                                                                                        -------------------------------------
                                                                                             2003                 2002
                                                                                        ----------------     ----------------
Investments, at fair value:
  The Walt Disney Company Common Stock Fund                                           $         671,439    $         463,399
  Shares of registered investment companies                                                   1,304,355            1,060,348
                                                                                        ----------------     ----------------
Total                                                                                 $       1,975,794    $       1,523,747
                                                                                        ================     ================

                                                                F-10

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                    NOTES TO FINANCIAL STATEMENTS
                                                             (continued)

7.  Investment in Disney 401(k) Master Trust (continued)

The investment income of the Master Trust is as follows:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Investment income:
  Interest and dividends                                                               $                    25,975
  Net appreciation in fair value of investments                                                            367,591
                                                                                         ---------------------------
Total                                                                                  $                   393,566
                                                                                         ===========================

The net appreciation (including net realized gains/losses) in the fair value of the investments held by the Master
Trust is as follows:

                                                                                             For the Year Ended
                                                                                              December 31,2003
                                                                                         ---------------------------
Net appreciation:
  The Walt Disney Company Common Stock Fund                                            $                   200,439
  Shares of registered investment companies                                                                167,152
                                                                                         ---------------------------
Total                                                                                  $                   367,591
                                                                                         ===========================

                                                                F-11

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                         SCHEDULE H, LINE 4i

                                              SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

 ----------------------------------------------------------------------------------------------------------------
 (a)   (b)   Identity of Issue, Borrower,  (c)  Description of Investment, Including      (d)   Current Value
             Lessor or Similar Party            Maturity Date, Rate of Interest,
                                                Collateral, Par or Maturity Value
 ----------------------------------------------------------------------------------------------------------------

 *           Participant loans                  Interest rates range from 5.0% to 10.5%
                                                and maturing between February 2004 and
                                                November 2013.                                       $10,493,931
                                                                                                =================

*A party-in-interest for which a statutory exemption exists.

                                                                F-12

                                                 ABC, INC. SAVINGS & INVESTMENT PLAN

                                                         SCHEDULE H, LINE 4a

                                          SCHEDULE OF DELINQUENT PARTICIPANT CONTRIBUTIONS

                                                FOR THE YEAR ENDED DECEMBER 31, 2003

=======================================================================================================================
Participant Contributions Transferred Late to Plan          Total that Constitute Nonexempt Prohibited Transactions
=======================================================================================================================
                      $5,946,579                                                 $5,946,579
=======================================================================================================================

=======================================================================================================================
Participant Loan Repayments Transferred Late to Plan        Total that Constitute Nonexempt Prohibited Transactions
=======================================================================================================================
                       $585,134                                                   $585,134
=======================================================================================================================

                                                                F-13